Exhibit 99.1

AMENDMENT NO. 2 TO HERITAGE COMMERCE CORP
2004 STOCK OPTION PLAN

This Amendment No. 2 to the Heritage Commerce Corp 2004 Stock Option Plan is dated as of May 22, 2008.

RECITALS

1.             The Heritage Commerce Corp 2004 Stock Option Plan (the “Plan”) was approved by the Heritage Commerce Corp. (the “Company”) shareholders on May 26, 2004  Amendment No. 1 to the Plan was approved by the Company shareholders on May 25, 2006.

2.             Pursuant to Section 13 of the Plan, the Board of Directors and shareholders may amend the Plan from time to time.

3.             The Board of Directors, upon recommendation of the Compensation Committee, believes it is in the best interest of the Company and its shareholders to amend the Plan in accordance with terms of this Amendment No. 2, the form of which has been approved by the Board of Directors and shareholders.

AMENDMENT

SECTION 1.           The first paragraph of Section 3 is amended and restated in full to read as follows:

“Subject to the provisions of Section 11 of the Plan, the maximum number of shares of Common Stock that may be issued under this Plan is 1,750,000 unless amended by the Board or the shareholders of the Company.  No Employee may be granted more than 300,000 Options under the Plan.”

SECTION 2.           This Amendment shall take effect as of May 22, 2008.  Through May 21, 2008 the terms of the Plan shall be applied without giving effect to this Amendment, subject to approval of the Amendment by the Board of Directors and shareholders.

SECTION 3.           Except as provided in this Amendment No. 2, the provisions, terms and conditions of the Plan shall remain in full force and effect.

HERITAGE COMMERCE CORP

By:

ACKNOWLEDGED AND AGREED: